Exhibit 4.3

STEN CORPORATION

10275 Wayzata Blvd., Suite 310

Minnetonka, Minnesota 55305

PURCHASE CONFIRMATION

[Investor name and address]                                                 STATEMENT DATE: __________, 200___

TRANSACTION INFORMATION

SECURITY DESCRIPTION: STEN Corporation Renewable Unsecured Subordinated Note

TRANSACTION:  PURCHASE

TYPE OF OWNERSHIP: ____________

SSN: ____________________

NOTE ID

TERM

PURCHASE DATE

MATURITY DATE

PAYMENT SCHEDULE

-----------

--------

----------------------

-------------------------

--------------------------------

PRINCIPAL AMOUNT     INTEREST RATE     INVESTOR FEES

       NET AMOUNT

---------------------------

 --------------------         ------------------------          ------------------

NOTE: These securities are issued in book-entry form only; no physical certificates will be provided.

INTEREST PAYMENT INFORMATION

ACCOUNT NAME:

BANK:

ACCOUNT #:

ROUTING NUMBER:

INTEREST PAYMENT METHOD: ACH (Direct Deposit)

Your interest payments will be automatically deposited directly into the account listed above.  Please verify the account information.  If it is incorrect, please call Sumner Harrington Investor Services at 800-234-5777.

All interest payments will be made in accordance with the Interest payment schedule shown in the previous section.  If your note pays interest monthly and the monthly interest payment date you selected is within five business days of the Purchase Date, your first interest payment will be made the following month and will include all of the interest earned since the Note Issue Date.  If an interest payment date falls on a Saturday, Sunday, or legal holiday, the payment will be made on the next business day.

SECURITIES OFFERED THROUGH SUMNER HARRINGTON LTD.

Sumner Harrington Ltd. was the selling agent for the Issuer in this transaction and is sending you this confirmation statement on the Issuer’s behalf.  The Issuer will pay Sumner Harrington Ltd. fees and commissions of up to 3% of the Net Amount as its selling agent plus other fees for providing marketing and other services, but this will not affect your interest or principal.

PLEASE CALL SUMNER HARRINGTON LTD. INVESTOR SERVICES AT 800-234-5777 IF YOU HAVE ANY QUESTIONS.

Sumner Harrington Ltd.

   (800) 234-5777

11100 Wayzata Blvd., Suite 170

      investorservices@sumnerharrington.com

Minneapolis, MN  55305

           www.sumnerharrington.com